UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 23, 2007
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Current Report is hereby incorporated in this Item 1.01 by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 23, 2007, Matria entered into the Third Amendment (the “Amendment”) to the Credit Agreement, dated January 19, 2006 (the “Credit Agreement”), by and among Matria, certain of its domestic subsidiaries, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as issuing bank, swingline lender, administrative agent and collateral agent. The Amendment provides for, among other things, an increase in the lenders’ aggregate revolving commitment under the Credit Agreement from $30,000,000 to $50,000,000. A copy of the Amendment is attached hereto as Exhibit 10.1.
     Except as modified by the Amendment, all other terms of the Credit Agreement, as previously amended, remain in full force and effect.
Item 9.01     Financial Statements and Exhibits.
(c)     Exhibits
10.1	Third Amendment to Credit Agreement, dated February 23, 2007, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIA HEALTHCARE, INC.

	By:	/s/ Parker H. Petit

Parker H. Petit Chairman and Chief Executive Officer

Dated: February 28, 2007

Exhibit Index
10.1	Third Amendment to Credit Agreement, dated February 23, 2007, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent